EX-99.1




                                 PROMISSORY NOTE

U.S. $3,000,000.00                                         Dated:  April 5, 2000

          FOR VALUE RECEIVED, the undersigned, PEAPOD, INC. , a Delaware corporation (the "Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of BEW, Inc., a Delaware corporation (the "Lender"), or its registered and permitted assigns, in lawful money of the United States of America the principal sum of THREE MILLION AND NO/100 U.S. DOLLARS (U.S. $3,000,000.00), such amount representing the original aggregate principal amount of two term loans evidenced hereby, one in the principal amount of U.S. $2,000,000.00 made on April 5, 2000 and the other in the principal amount of U.S. $1,000,000.00 made on April 10, 2000 (collectively, the "Term Loan") owed by the Borrower to the Lender pursuant to this Promissory Note and that certain Letter, dated as of April 4, 2000 by and between the Borrower and the Lender (as amended as of the date hereof, the "Letter Agreement").

          The Borrower promises to pay all principal due hereunder in one (1) installment, payable on May 19, 2000 (the "Maturity Date"). The Borrower promises to pay interest on the unpaid principal amount of the Term Loan from the date hereof (or as to any portion of the Term Loan advanced after the date hereof, from the date so advanced) until such principal amount is paid in full on the Maturity Date. Interest shall be computed on the basis of a year of 365 days and actual days elapsed at a per annum rate equal to nine percent (9.00%).

          The Borrower shall prepay the Term Loan with the cash proceeds (after deducting reasonable out-of-pocket expenses) from any equity issuances by, or capital contributions to, the Borrower or any of its Subsidiaries (other than up to U.S. $100,000.00 of such proceeds from the exercise of employee options), from any incurrences of Indebtedness by the Borrower or any of its Subsidiaries and from any asset sales by the Borrower or any of its Subsidiaries (other than asset sales not exceeding $100,000.00 and other than sales of inventory in the ordinary course of business consistent with past practice).

          The indebtedness evidenced hereby may be prepaid in whole or in part at any time and from time to time without premium or penalty.

          All payments of principal and interest in respect of this Promissory Note shall be made payable to the Lender in lawful money of the United States of America for the Lender's account at Fleet Bank, 100 Federal St., Boston, MA 02106, Re: Payment for Peapod, Inc. Term Loan, or at such other place as shall be designated by the Lender for such purpose.

          This Promissory Note is the Term Note referred to in, and is entitled to the benefits of, and all amounts due hereunder are secured pursuant to the terms of an Amended and Restated Security Agreement (as from time to time amended, supplemented or restated, (the "Security Agreement") among the
Borrower, the Lender and Koninklijke Ahold NV and a Collateral Assignment of Intellectual Property (as from time to time amended, supplemented or restated, the "Intellectual Property Assignment" and, collectively, together with the Security Agreement the "Security Documents") between the Borrower and the Lender. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Security Agreement.

          THE BORROWER WAIVES ANY AND ALL REQUIREMENTS OF DEMAND, PRESENTMENT, PROTEST, NOTICE OF DISHONOR OR FURTHER NOTICE OF ANY KIND IN CONNECTION WITH THIS PROMISSORY NOTE.

          Should any payment of principal or interest become due and payable on any day other than a Business Day ("Business Day" being any day not a Saturday, Sunday or legal holiday in Chicago, Illinois), the maturity thereof shall be extended to the next succeeding Business Day and interest shall continue to accrue at the applicable rate until such payment is made.

          Should the indebtedness represented by this Promissory Note or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceeding, or should this Promissory Note be placed in the hands of attorneys for collection after default, Borrower agrees to pay, in addition to the principal, interest due and payable hereon and any other sums due and payable hereon, all costs of collecting or attempting to collect this Promissory Note, including reasonable attorneys' fees and expenses (including those incurred in connection with any appeal).

          This Promissory Note shall not require the payment nor permit the collection of interest or any late payment charge in excess of the maximum rate permitted by law. If any excess interest or late payment charge in such respect is provided for under this Promissory Note or shall be adjudicated to provide for such terms, neither Borrower nor its successors or assigns shall be obligated to pay such interest or late payment charge in excess of the maximum amount permitted by law, and the right to demand the payment of any such excess shall be and hereby is waived. In the event Lender shall collect monies which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of the maximum rate permitted by law, all such sums deemed to constitute interest in excess of the maximum rate permitted by law shall, upon such determination, at the option of Lender, be returned to Borrower or credited against the principal balance of Borrower's obligation then outstanding under this Promissory Note. This provision shall control any other provision of this Promissory Note.

          Upon the occurrence of any of the following events (each an "Event of Default"): (i) the Borrower shall (a) fail to pay the principal amount of the Term Loan when due or (b) fail to pay interest on the Term Loan or any other amount due hereunder; (ii) if any representation or warranty made by the Borrower herein, in any Security Document or with respect to the obligations of the Borrower evidenced hereby shall be false or misleading in any material respect when made or deemed made; (iii) if the Borrower shall fail to perform or observe any other term or condition binding upon it hereunder or in the Letter Agreement or in any Security Document; or (iv) (a) if the Borrower shall generally not pay its debts as such debts become due or shall make a general assignment for the benefit of creditors; (b) if any proceeding shall be instituted by or, unless dismissed within thirty (30) days, against, the Borrower seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, or relief of debtors generally, or seeking the entry of an order for relief or for the appointment of a receiver, trustee, custodian, or other similar officer for it or for any part of its assets; or (c) if the Borrower shall take any action to authorize any of the actions set forth in subclauses
(iv) (a) and (iv) (b) of this paragraph; then the Lender may, without demand, notice or legal process of any kind, declare the outstanding principal amount of the Term Loan together with all accrued and unpaid interest thereon and all other amounts due hereunder (collectively, the "Indebtedness") to be, whereupon the Indebtedness shall become, immediately due and payable; provided, however, that upon the occurrence of any Event of Default specified in subclause (iv) of this paragraph, the Indebtedness shall automatically become due and payable.

          The Borrower hereby represents and warrants on and as of the date hereof that: (i) it has the requisite power and authority to execute, deliver, and perform its obligations under this Promissory Note, each Security Document and the Letter Agreement and has taken all necessary action to authorize the same, and such execution, delivery, and performance do not violate or contravene its organizational documents or any law, regulation, agreement, writ, or order applicable to or binding upon it; and (ii) this Promissory Note, each Security Document and the Letter Agreement have been duly executed and delivered, and constitute the legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

          The Borrower further agrees to indemnify and hold harmless the Lender (and its subsequent assigns), and each affiliate thereof and each director, officer, employee, agent or representative thereof (each, an "indemnified person") in connection with any losses, claims, damages, liabilities or other expenses (whether asserted by the Borrower or any third party) to which such indemnified persons may become subject, insofar as such losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) or other expenses arise out of or in any way relate to or result from this Promissory Note or any Security Document, the extensions of credit contemplated hereby or any lien or security interest granted under any Security Document, or in any way arise from any use or intended use of the Term Loan or the proceeds thereof, and the Borrower agrees to reimburse each indemnified person for any legal or other expenses incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not such indemnified person is a party to any action or proceeding out of which indemnified expenses arise) (all of the foregoing, collectively, the "indemnified liabilities" and each an "indemnified liability"), provided that the Borrower shall have no obligation hereunder to indemnify any indemnified person (i) for any loss, claim, damage, liability or expense which resulted primarily from the gross negligence or willful misconduct of such indemnified person; (ii) which is for reimbursement of amounts paid by an indemnified person on any final, non-appealable judgment in the Borrower's favor against an indemnified person by a court of competent jurisdiction; or (iii) which is for reimbursement of amounts paid by the party seeking indemnification in any settlement of any claim constituting an indemnified liability with a party other than the Borrower which has properly effected by an indemnified person without the prior consent of the Borrower, unless either (x) the Borrower has had a reasonable opportunity to defend such indemnified person against such claim and has not promptly and diligently prosecuted such defense by counsel reasonably satisfactory to such indemnified person or (y) the Debtor has failed to provide evidence reasonably satisfactory to the Lender of the Borrower's financial ability to satisfy its indemnity obligations hereunder in respect of such claim. All amounts owing to the Lender or other indemnified person pursuant to this paragraph shall be paid by the Borrower promptly following any demand by the person or entity entitled to such payment pursuant to the terms of this paragraph. None of the Lender or its subsequent permitted assigns shall be responsible or liable to the Borrower or any other person for damages which may be alleged as a result of this Promissory Note. The provisions of this paragraph shall survive repayment of the Term Loan and all other Obligations.

          All payments made by, or on behalf of, the Borrower hereunder will be made without setoff, counterclaim or other defense.

          THIS PROMISSORY NOTE SHALL BE INTERPRETED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING UNDER OR WITH RESPECT HERETO.

          Any legal action or proceeding with respect to this Promissory Note or any Security Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Promissory Note, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address designated below, such service to become effective seven days after such mailing. Nothing herein shall affect the right of the Lender or any holder of this Promissory Note to serve process in any of the matters permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction. The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Promissory Note brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          Neither the failure nor delay on the part of the Lender to exercise any right, power or privilege under this Promissory Note and no course of dealing between the Borrower and the Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Promissory Note preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Lender to any other or further action in any circumstances without notice or demand.

          At any time and from time to time, the Borrower agrees that the Borrower will cooperate with the Lender and will execute and deliver, or cause to be executed and delivered, all such further instruments and documents, and will take all such further actions, as the Lender may reasonably request in order to carry out the provisions and purposes of this Promissory Note and each Security Document.

          Whenever in this Promissory Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns; provided, that notwithstanding anything to the contrary set forth herein, this Promissory Note shall not be pledged, transferred or assigned by the Lender without the prior written consent of the Borrower (other than affiliates of the Lender). The provisions of this Promissory Note shall be binding upon and shall inure to the benefit of said successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for Borrower.

          The Borrower may not assign or delegate any of its obligations or agreements hereunder. No amendment, modification or waiver of any provision of this Promissory Note shall be effective unless it is in writing and signed by the Lender and the Borrower.

          This Promissory Note supersedes the Promissory Note dated April 5, 2000 in the principal amount of U.S. $2,000,000.00 issued by the Borrower to the Lender.



                                         PEAPOD, INC.


                                         By: ____________________________
                                         Name:     Dan Rabinowitz
                                         Title:    Senior VP and Chief
                                                    Financial Officer
                                         Address:  9933 Woods Drive
                                                   Skokie, IL  60077